                                                                   Exhibit 99(d)

                                LYNCH CORPORATION
                         140 Greenwich Avenue, 4th Floor
                          Greenwich, Connecticut 06830

                            1,616,026 COMMON SHARES,
              ISSUABLE UPON EXERCISE OF 538,676 SUBSCRIPTION RIGHTS

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            THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M.,
           NEW YORK CITY TIME, ON ________ ___, 2005 UNLESS EXTENDED.
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                                                  __________ ___, 2005

To:  Securities Dealers, Commercial Banks, Trust Companies, and Other Nominees

     This letter is being distributed to securities  dealers,  commercial banks, trust  companies  and other  nominees in  connection  with the offering by Lynch
Corporation of an aggregate of 538,676 common shares at a subscription  price of
$7.25 per share  pursuant to the exercise of  transferable  subscription  rights
(the "Subscription  Rights")  initially  distributed to all holders of record of common shares as of the close of business on November 9, 2005. The  Subscription
Rights, including the oversubscription  privilege, are described in the enclosed prospectus and evidenced by a Subscription  Certificate  registered in your name or in the name of your nominee.

     Each beneficial owner of common shares  registered in your name or the name of your  nominee is entitled  to one  Subscription  Right for each Common  Share owned by such beneficial  owner. A shareholder may purchase one Common Share for every three Subscription Rights exercised (the "Basic Subscription  Privilege").
In  addition,  shareholders  on the record  date who fully  exercise  the rights distributed  to them by us will also be entitled to  subscribe  for and purchase additional  common shares that are not purchased by other rights holders through their Basic  Subscription  Privileges (the  "Oversubscription  Privilege").  The
maximum   number  of  shares  that  a   shareholder   may  purchase   under  the
Oversubscription  Privilege is equal to the number of shares it purchased  under the Basic Subscription Privilege. If the number of common shares remaining after the exercise of all Basic  Subscription  Privileges is not sufficient to satisfy all requests for common shares  pursuant to  Oversubscription  Privileges,  each oversubscribing  holder will be  allocated  additional  common  shares pro rata, based on the number of common  shares  such holder  purchased  through the Basic
Subscription  Privilege in  proportion to the total number of common shares that such  holder  and other  oversubscribing  holders  purchased  through  the Basic
Subscription Privilege.

     If, pursuant to the exercise of Subscription  Rights,  the number of common shares that a  Shareholder  would be entitled to receive would result in receipt

of  fractional   shares,  the  aggregate  number  of  common  shares  that  such
Shareholder  is  entitled to  purchase  will be rounded up to the nearest  whole number. Shareholders will not receive cash in lieu of fractional shares.

     We are asking you to contact your  clients for whom you hold common  shares registered  in your name or in the name of your  nominee to obtain  instructions with respect to the Subscription Rights.

     Enclosed are copies of the following documents for you to use:

     1. Prospectus;

     2. Form of Letter from Lynch Corporation to its Shareholders;

     3. Instructions for Use of Lynch Corporation Subscription Certificates;

     4. Return  envelope  addressed  to Mellon Bank,  N.A.  c/o Mellon  Investor
        Services LLC as Subscription Agent.

     Your prompt action is  requested.  The  Subscription  Rights will expire at
5:00 P.M., New York City time, on _________ ___, 2005, unless extended for up to
15 days (the "Expiration Date").

     To  exercise   Subscription   Rights,   properly   completed  and  executed
Subscription  Certificates  and  payment  in full  for all  Subscription  Rights exercised  must be  delivered  to the  Subscription  Agent as  indicated  in the
Prospectus prior to the Expiration Date.

     Lynch  Corporation  will not pay any  fees or  commissions  to any  broker, dealer or other person for  soliciting  subscriptions  for  Subscription  Rights pursuant  to  the  rights  offering,  other  than  the  Subscription  Agent  and
Information Agent as described in the Prospectus.

     Additional  copies of the enclosed  materials may be obtained by contacting
Mellon  Investor  Services  LLC toll free at (866)  340-1578 or collect at (201)
680-6590.

                                             Very truly yours,

                                             LYNCH CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED  DOCUMENTS SHALL  CONSTITUTE YOU OR ANY PERSON
AS AN AGENT OF LYNCH  CORPORATION,  THE  SUBSCRIPTION  AGENT OR ANY OTHER PERSON
MAKING OR DEEMED TO BE MAKING  OFFERS  OF THE  SECURITIES  ISSUABLE  UPON  VALID
EXERCISE  OF THE  RIGHTS,  OR  AUTHORIZE  YOU OR ANY  OTHER  PERSON  TO MAKE ANY
STATEMENTS  ON BEHALF OF ANY OF THEM WITH  RESPECT  TO THE  OFFERING  EXCEPT FOR
STATEMENTS MADE IN THE PROSPECTUS.

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